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                                                                  Exhibit 23.7

                                                        [ARTHUR ANDERSEN LOGO]


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 20, 2000 with respect to the financial statements of PanVera Corporation referred to in Aurora Biosciences Corporation Form 8-K (File No. 000-22669) and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
June 7, 2001